UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 Date of Report
                        (Date of earliest event reported)
                                  March 2, 2006

                             C&D Technologies, Inc.
             (Exact name of registrant as specified in its charter)


    Delaware                          1-9389                          13-3314599
---------------                 -------------------             ----------------
(State or other jurisdiction   (Commission File Number)         (I.R.S. Employer
of incorporation)                                            Identification No.)


1400 Union Meeting Road,
Blue Bell, Pennsylvania                                                 19422
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(Address of principal executive offices)                             (Zip Code)

Registrant's telephone number, including area code:  (215) 619-2700

                                       N/A
 -------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting  material pursuant to Rule 14a-12 under the Exchange Act
    (17  CFR  240.14a-12)
[ ] Pre-commencement  communications  pursuant  to  Rule 14d-2(b)  under the
    Exchange  Act (17 CFR  240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                                        2

Item 1.02.      Termination of a Material Definitive Agreement

On March 2, 2006, C&D provided to Charles Giesige thirty (30) days notice of termination of employment as Vice President and General Manager - Standby Power & Motive Power Divisions of C&D Technologies, Inc. Mr. Giesige's last day of employment with C&D will be April 1, 2006, at the conclusion of the thirty (30) day notice period provided for under his executive employment agreement dated February 1, 2006.

Mr. Giesige will be paid severance equivalent to his base salary at the rate in effect on the date of termination. Upon termination of his employment, Mr. Giesige will be bound by certain non-competition and non-solicitation obligations and will be required to execute a Release.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             C&D TECHNOLOGIES, INC.


                             By:/s/ Ian J. Harvie
                             ----------------------------------------
                             Ian J. Harvie - Vice President and Chief
                             Financial Officer





Date:  March 8, 2006